UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2005

THE GILLETTE COMPANY

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-00922	04-1366970

(Commission File Number)	(IRS Employer Identification No.)

PRUDENTIAL TOWER BUILDING, BOSTON, MA	02199

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 421-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On January 27, 2005, The Procter & Gamble Company, an Ohio corporation (“P&G”), Aquarium Acquisition Corp., a wholly owned subsidiary of P&G and a Delaware corporation (“Merger Sub”) and The Gillette Company, a Delaware corporation (“Gillette”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Gillette (the “Merger”), with Gillette continuing as the surviving corporation.

     In connection with the Merger Agreement, (i) Gillette and The Bank of New York (the “Rights Agent”) entered into an amendment (the “Rights Agreement Amendment”) to the Renewed Rights Agreement dated as of December 14, 1995 (as amended by Amendment No. 1 thereto dated as of March 25, 2003, the “Rights Agreement”) immediately prior to the execution of the Merger Agreement and (ii) Gillette and James M. Kilts, the Chairman, Chief Executive Officer and President of Gillette, entered into an amendment (the “Employment Agreement Amendment”) to Mr. Kilts’ Amended and Restated Employment Agreement with the Company dated as of December 23, 2004 (the “Employment Agreement”) concurrently with the execution of the Merger Agreement.

The Merger Agreement

     At the effective time and as a result of the Merger, (i) Gillette will become a wholly owned subsidiary of P&G and (ii) each share of Gillette common stock will be converted into the right to receive 0.975 shares of the P&G common stock (the “Exchange Ratio”). All outstanding Gillette options will be converted into options to purchase shares of P&G common stock on substantially the same terms and conditions as the Gillette options, with the number of shares of Gillette common stock subject to the option, and the option’s exercise price adjusted based on, the Exchange Ratio and such outstanding Gillette options will vest upon the consummation of the Merger.

     Following the effective time of the Merger, James M. Kilts will become a member of P&G’s board of directors.

     P&G and Gillette have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct their respective businesses in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) subject to certain exceptions, to cause stockholder meetings to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement and (iv) subject to certain exceptions, for their respective boards of directors to recommend adoption and approval by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement. In addition, Gillette made certain additional customary covenants, including among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.

     Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of Gillette common stock, (ii) approval of the holders of P&G common stock, (iii) absence of any law or order prohibiting the closing, (iv) expiration or termination of the applicable Hart-Scott-Rodino waiting period and certain other regulatory approvals, (v) subject to certain exceptions, the accuracy of representations and warranties, (vi) the absence of any material adverse effect with respect to each party’s business and (vii) the delivery of customary opinions from counsel to Gillette and counsel to P&G that the Merger will qualify as a tax-free reorganization for federal income tax purposes.

     The Merger Agreement contains certain termination rights for both Gillette and P&G, and further provides that, upon termination of the Merger Agreement under specified circumstances, Gillette may be required to pay P&G a termination fee of $1.92 billion.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Rights Agreement

     Prior to execution of the Merger Agreement, Gillette amended its Rights Agreement on January 27, 2005 to permit execution of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, without triggering the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, neither P&G, Merger Sub nor any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the execution and delivery of the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.

     The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Employment Agreement Amendment

     In connection with the Merger, on January 27, 2005, Gillette and James M. Kilts entered into the Employment Agreement Amendment. Although completion of the Merger would otherwise entitle him to terminate his employment, Mr. Kilts agreed that for one year following the consummation of the Merger he will continue his employment with Gillette, serving as Vice Chairman of P&G, and reporting to P&G’s Chief Executive Officer. Mr. Kilts also agreed that for two years after the consummation of the Merger he would not exercise any stock options or sell any common stock held by him, including all P&G options and common stock to be issued to him in connection with the conversion in the Merger of his Gillette options and common stock. Mr. Kilts also agreed to extend his non-competition covenant to three years following termination of his employment.

     In consideration of Mr. Kilts agreeing to the foregoing, upon the consummation of the Merger, P&G will grant Mr. Kilts options to purchase 1,000,000 shares of P&G common stock, which will vest over a two year period, and to award to Mr. Kilts 150,000 restricted shares of P&G Common Stock upon commencement of his post-employment non-competition period, which will vest at the end of such non-competition period, subject, in each case, to Mr. Kilts’ performance under the Employment Agreement Amendment. While employed, Mr. Kilts will be entitled to participate on a pro rata basis for one year in P&G’s three-year long-term incentive plan on the same basis as that of P&G’s Chief Executive Officer. During the one-year term of employment, Mr. Kilts will also receive his normal base salary and annual bonus, provided that his bonus will be determined in a manner consistent with the bonus for P&G’s Chief Executive Officer. Mr. Kilts will also receive the other benefits and payments to which he is entitled under his Employment Agreement.

     The foregoing description of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement Amendment, which is filed as Exhibit 10.2 hereto, and is incorporated into this report by reference.

Item 8.01. Other Events.

     On January 28, 2005, P&G and Gillette issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

    Stockholders are urged to read the joint proxy statement/prospectus and P&G registration statement regarding the proposed transaction, when they become available, because they will contain important information. Stockholders will be able to obtain free copies of the joint proxy statement/prospectus and P&G registration statement, as well as other filings containing information about Gillette and P&G, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from Gillette by directing a request to The Gillette Company, Prudential Tower Building, Boston, Massachusetts, 02199-8004, Attention: Office of the Secretary. Gillette, P&G and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from their respective shareholders in respect of the proposed transactions. Information regarding Gillette’s directors and executive officers is available in Gillette’s proxy statement for its 2004 annual meeting of shareholders, which was filed with the SEC on April 12, 2004, and information regarding P&G’s directors and executive officers is available in P&G’s proxy statement for its 2004 annual meeting of shareholders, which was filed with the SEC on August 27, 2004.

Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of January 27, 2005 among The Procter & Gamble Company, Aquarium Acquisition Corp. and The Gillette Company (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

10.1	Amendment No. 2 to the Renewed Rights Agreement dated as of December 14, 1995 and amended March 25, 2003, entered into as of January 27, 2005, between The Gillette Company and The Bank of New York.

10.2	Amendment No. 1 to the Amended and Restated Employment Agreement dated as of December 23, 2003, entered into as of January 27, 2005, between The Gillette Company and James M. Kilts.

99.1	Press Release issued jointly by The Procter & Gamble Company and The Gillette Company, dated January 28, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GILLETTE COMPANY

Date:	January 28, 2005	By:	/s/ Charles W. Cramb

			Name:	Charles W. Cramb
			Title:	Senior Vice President and Chief Financial
Officer